Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 21, 2014
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2014 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ OMX®: WASH), parent company of The Washington Trust Company, today announced net income of $9.3 million, or 55 cents per diluted share, for the first quarter of 2014, compared to fourth quarter of 2013 net income of $9.8 million, or 58 cents per diluted share.

“Washington Trust posted another quarter of solid earnings,” stated Joseph J. MarcAurele, Washington Trust Chairman and CEO.  “We continue to build relationships in key market areas and are excited about entering a new market with the opening of our new branch in Johnston, Rhode Island next month.”

Selected highlights for the first quarter of 2014 included:

•	The net interest margin for the first quarter was 3.34%, up from 3.24% for the fourth quarter of 2013.

•	Asset quality continued to improve. Nonperforming assets were down by $5.5 million, or 28%, and total past due loans were down by $3.9 million, or 18%, from December 31, 2013.

•	In March, we declared a quarterly dividend of 29 cents per share, representing a 2 cent increase over the dividend paid last quarter and our third consecutive quarterly dividend increase.

As previously reported, on March 1, 2014, the Corporation sold its merchant processing services business line to a third party. The sale resulted in a net gain of $6.3 million, after-tax $4.0 million, or 24 cents per diluted share. In connection with the sale, Washington Trust incurred divestiture costs of $355 thousand, or 1 cent per diluted share, in the first quarter of 2014. The Corporation also prepaid $99.3 million of Federal Home Loan Bank of Boston (FHLBB) advances in March 2014, resulting in debt prepayment penalty expense of $6.3 million, after-tax $4.0 million, or 24 cents per diluted share. The net impact of these transactions was a reduction equal to 1 cent per diluted share.

Net Interest Income
Net interest income totaled $23.8 million for the first quarter of 2014, compared to $23.5 million for the fourth quarter of 2013. The net interest margin was 3.34% for the first quarter of 2014, up by 10 basis points from the fourth quarter of 2013.

As discussed above, the Corporation prepaid $99.3 million in FHLBB advances in early March 2014. These advances had a weighted average rate of 3.01% and a weighted average remaining term of thirty-six months. Other wholesale funding in the form

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of brokered time deposits as well as existing on-balance sheet liquidity were utilized as the funding source for the prepayments. The replacement wholesale funding amounted to $80 million, with an initial weighted average cost of 0.93% and a weighted average maturity of thirty-five months. The net impact of these transactions was a reduction in interest expense of approximately $170 thousand, which increased net interest margin by 2 basis points.

In addition, dividend income on the Corporation's investment in FHLBB stock increased by $107 thousand in the first quarter, which also increased net interest margin by 2 basis points.

The remaining 6 basis point linked quarter increase in the net interest margin was attributable to higher yields on residential mortgages, higher yields on consumer loans and a lower average cost of in-market time deposits.

Noninterest Income
Noninterest income totaled $19.4 million for the first quarter of 2014, compared to $15.1 million for the fourth quarter of 2013. Excluding the $6.3 million gain on sale of business line recognized in the first quarter of 2014 and the $717 thousand other-than-temporary impairment charge recognized in the fourth quarter of 2013, noninterest income decreased by $2.7 million, or 17%, on a linked quarter basis. Significant linked quarter changes, on this basis, included the following:

•
Wealth management revenues decreased by $745 thousand, or 9%, reflecting a decline of $770 thousand in transaction-based revenues due to an above-average level of insurance commission income in the fourth quarter of 2013.

•
Merchant processing fee revenue was down by $980 thousand, or 43%. As previously mentioned, the sale of this business line was consummated on March 1, 2014. See discussion below regarding the corresponding decrease in merchant processing expenses.

•
Net gains on loan sales and commissions on loans originated for others declined by $312 thousand, or 20%, reflecting lower levels of mortgage loan refinancing and sales activity due to higher market interest rates. In the first quarter of 2014, residential mortgage loans sold to the secondary market amounted to $57.0 million, compared to $65.9 million in the fourth quarter of 2013.

•	Net gains on interest rate swap contracts decreased by $466 thousand, or 65%, largely due to an above-average level of customer-related interest rate swap transactions in the fourth quarter of 2013.

Noninterest Expenses
Noninterest expenses totaled $29.3 million for the first quarter of 2014, compared to $24.0 million for the fourth quarter of 2013. Included in noninterest expenses were the following:

•	Debt prepayment penalty expense of $6.3 million was recognized in the first quarter of 2014.

•
Divestiture costs of $355 thousand were expensed in the first quarter of 2014, in connection with the sale of the merchant processing services business line. These costs included $291 thousand in salaries and employee benefit expenses and $64 thousand of legal expenses.

•	Charitable contribution expense (classified in other expenses) of $400 thousand was incurred in the fourth quarter of 2013.

Washington Trust
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Excluding these items, noninterest expenses for the first quarter of 2014 decreased by $1.3 million, or 6%, compared to the fourth quarter of 2013, largely due to a $886 thousand, or 46%, decline in merchant processing costs. See discussion above regarding the corresponding decrease in merchant processing fee revenue.

Income tax expense amounted to $4.3 million for the first quarter of 2014, compared to $4.4 million for the fourth quarter of 2013. The effective tax rate for the first quarter of 2014 was 31.7%, compared to 31.0% for the fourth quarter of 2013.

Asset Quality
Total nonaccrual loans amounted to $13.6 million, or 0.55% of total loans, at March 31, 2014, compared to $18.3 million, or 0.74%, at December 31, 2013. Total past due loans amounted to $18.0 million, or 0.73% of total loans, at March 31, 2014, compared to $21.9 million, or 0.89%, at December 31, 2013.

The loan loss provision charged to earnings in the first quarter of 2014 totaled $300 thousand, down from $400 thousand in the fourth quarter of 2013. Net charge-offs amounted to $1.1 million in the first quarter of 2014 and was largely comprised of a $853 thousand charge-off on one commercial mortgage relationship. Net charge-offs totaled $522 thousand in the fourth quarter of 2013. The allowance for loan losses was $27.0 million, or 1.09% of total loans, at March 31, 2014, compared to $27.9 million, or 1.13% of total loans, at December 31, 2013. The decline in the ratio of the allowance for loan losses to total loans reflects charge-offs and decline in specific reserves on impaired loans.

Loans
Total loans of $2.48 billion at March 31, 2014 increased by $15.7 million from the balance at December 31, 2013. In the first quarter of 2014, the residential real estate loan portfolio grew by $38 million, or 5%, while the commercial loan portfolio declined by $26 million, or 2%, largely due to payoffs of several larger commercial loans.

Investment Securities
The securities portfolio declined by $32.9 million from December 31, 2013, primarily due to a call on a U.S. Government Agency security and principal payments received on mortgage-backed securities, which were not reinvested in the securities portfolio.

Deposits and Borrowings
Total deposits of $2.59 billion at March 31, 2014 increased by $86.3 million, or 3%, from December 31, 2013. This included a net increase of $73.3 million of out-of-market wholesale brokered certificates of deposits, which were utilized as replacement funding for the prepayment of FHLBB advances in the first quarter of 2014. FHLBB advances declined by $84.7 million from December 31, 2013.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.56% at March 31, 2014, compared to 13.29% at December 31, 2013. Total shareholder's equity was $335.9 million at March 31, 2014, up by $6.2 million from December 31, 2013.

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Dividends Declared
The Board of Directors declared a quarterly dividend of 29 cents per share for the quarter ended March 31, 2014. The dividend was paid on April 11, 2014 to shareholders of record on April 1, 2014.

Conference Call
Washington Trust will host a conference call to discuss first quarter results, business highlights and outlook on Monday, April 21, 2014 at 10:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available by dialing 1-877-344-7529 and entering Conference Number 10042807; the audio replay will be available until 9:00 a.m. on May 2, 2014. A webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrust.com, shortly after the conclusion of the call and will be available through June 30, 2014.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in national, regional or local economies, reductions in net interest income resulting from a sustained low interest rate environment as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand, changes in loan collectibility, default and charge-off rates; changes in the size and nature of Corporation's competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the SEC and as updated by our Quarterly Reports on Form 10-Q and other SEC filings, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Mar 31, 2014	Dec 31, 2013
Assets:
Cash and due from banks	$104,738	$81,939
Short-term investments	3,419	3,378
Mortgage loans held for sale, at fair value	10,409	11,636
Securities:
Available for sale, at fair value	361,000	392,903
Held to maturity, at amortized cost (fair value $29,180 in 2014 and $29,865 in 2013)	28,889	29,905
Total securities	389,889	422,808
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,337,283	1,363,335
Residential real estate	810,393	772,674
Consumer	330,927	326,875
Total loans	2,478,603	2,462,884
Less allowance for loan losses	27,043	27,886
Net loans	2,451,560	2,434,998
Premises and equipment, net	25,909	25,402
Investment in bank-owned life insurance	57,118	56,673
Goodwill	58,114	58,114
Identifiable intangible assets, net	5,329	5,493
Other assets	49,931	50,696
Total assets	$3,194,146	$3,188,867
Liabilities:
Deposits:
Demand deposits	$445,570	$440,785
NOW accounts	311,461	309,771
Money market accounts	704,434	666,646
Savings accounts	293,322	297,357
Time deposits	836,867	790,762
Total deposits	2,591,654	2,505,321
Federal Home Loan Bank advances	203,429	288,082
Junior subordinated debentures	22,681	22,681
Other liabilities	40,524	43,137
Total liabilities	2,858,288	2,859,221
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,634,985 shares in 2014 and 16,613,561 shares in 2013	1,040	1,038
Paid-in capital	98,596	97,566
Retained earnings	236,999	232,595
Accumulated other comprehensive loss	(777)	(1,553)
Total shareholders’ equity	335,858	329,646
Total liabilities and shareholders’ equity	$3,194,146	$3,188,867

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)

	Three months ended March 31,	2014	2013
	Interest income:
Interest and fees on loans		$25,589	$25,223
Interest on securities:	Taxable	2,942	2,845
	Nontaxable	582	659
	Dividends on Federal Home Loan Bank stock	142	38
	Other interest income	35	28
	Total interest and dividend income	29,290	28,793
	Interest expense:
	Deposits	2,969	3,194
	Federal Home Loan Bank advances	2,241	2,737
	Junior subordinated debentures	241	390
	Other interest expense	3	5
	Total interest expense	5,454	6,326
	Net interest income	23,836	22,467
	Provision for loan losses	300	600
	Net interest income after provision for loan losses	23,536	21,867
	Noninterest income:
	Wealth management revenues	8,065	7,474
	Merchant processing fees	1,291	1,977
	Net gains on loan sales and commissions on loans originated for others	1,239	4,166
	Service charges on deposit accounts	754	791
	Card interchange fees	681	599
	Income from bank-owned life insurance	445	467
	Net gains on interest rate swap contracts	260	19
	Equity in earnings (losses) of unconsolidated subsidiaries	(43)	39
	Gain on sale of business line	6,265	—
	Other income	413	406
	Noninterest income, excluding other-than-temporary impairment losses	19,370	15,938
	Total other-than-temporary impairment losses on securities	—	(613)
	Portion of loss recognized in other comprehensive income (before tax)	—	(2,159)
	Net impairment losses recognized in earnings	—	(2,772)
	Total noninterest income	19,370	13,166
	Noninterest expense:
	Salaries and employee benefits	14,558	15,442
	Net occupancy	1,640	1,514
	Equipment	1,236	1,244
	Merchant processing costs	1,050	1,673
	Outsourced services	1,044	841
	Legal, audit and professional fees	618	608
	FDIC deposit insurance costs	440	431
	Advertising and promotion	232	355
	Amortization of intangibles	164	173
	Foreclosed property costs	(22)	47
	Debt prepayment penalties	6,294	—
	Other expenses	2,038	1,856
	Total noninterest expense	29,292	24,184
	Income before income taxes	13,614	10,849
	Income tax expense	4,316	3,428
	Net income	$9,298	$7,421

	Weighted average common shares outstanding - basic	16,626	16,401
	Weighted average common shares outstanding - diluted	16,800	16,449
Per share information:	Basic earnings per common share	$0.56	$0.45
	Diluted earnings per common share	$0.55	$0.45
	Cash dividends declared per share	$0.29	$0.25

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Financial Data:
Total assets	$3,194,146	$3,188,867	$3,131,958	$3,061,307	$3,051,848
Total loans	2,478,603	2,462,884	2,353,766	2,384,980	2,325,045
Total securities	389,889	422,808	419,349	350,517	387,102
Total deposits	2,591,654	2,505,321	2,454,831	2,304,609	2,319,641
Total shareholders' equity	335,858	329,646	323,585	303,370	301,291
Net interest income	23,836	23,521	23,388	22,409	22,467
Provision for loan losses	300	400	700	700	600
Noninterest income, excluding OTTI losses	19,370	15,837	17,400	16,394	15,938
Net OTTI losses recognized in earnings	—	(717)	—	—	(2,772)
Noninterest expense	29,292	24,048	25,548	25,005	24,184
Income tax expense	4,316	4,404	4,580	4,115	3,428
Net income	9,298	9,789	9,960	8,983	7,421

Share Data:
Basic earnings per common share	$0.56	$0.59	$0.60	$0.54	$0.45
Diluted earnings per common share	$0.55	$0.58	$0.59	$0.54	$0.45
Dividends declared per share	$0.29	$0.27	$0.26	$0.25	$0.25
Book value per share	$20.19	$19.84	$19.51	$18.40	$18.34
Tangible book value per share - Non-GAAP (1)	$16.38	$16.01	$15.66	$14.52	$14.44
Market value per share	$37.47	$37.22	$31.43	$28.52	$27.38
Shares outstanding at end of period	16,635	16,614	16,589	16,487	16,425
Weighted average common shares outstanding - basic	16,626	16,602	16,563	16,454	16,401
Weighted average common shares outstanding - diluted	16,800	16,770	16,696	16,581	16,449

Key Ratios:
Return on average assets	1.17%	1.24%	1.29%	1.18%	0.98%
Return on average tangible assets - Non-GAAP (1)	1.20%	1.26%	1.31%	1.21%	1.01%
Return on average equity	11.10%	11.98%	12.82%	11.84%	9.91%
Return on average tangible equity - Non-GAAP (1)	13.70%	14.80%	16.13%	15.01%	12.62%
Tier 1 risk-based capital	12.42%	12.12%	12.23%	11.85%	12.25%
Total risk-based capital	13.56%	13.29%	13.44%	13.06%	13.50%
Tier 1 leverage ratio	9.56%	9.41%	9.41%	9.32%	9.53%
Equity to assets	10.51%	10.34%	10.33%	9.91%	9.87%
Tangible equity to tangible assets - Non-GAAP (1)	8.70%	8.51%	8.47%	7.99%	7.94%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$6,685	$6,637	$6,291	$6,230	$6,066
Mutual fund fees	1,081	1,104	1,075	1,077	1,022
Asset-based revenues	7,766	7,741	7,366	7,307	7,088
Transaction-based revenues	299	1,069	263	605	386
Total wealth management revenues	$8,065	$8,810	$7,629	$7,912	$7,474

Wealth Management Assets under Administration:
Balance at beginning of period	$4,781,958	$4,595,594	$4,433,574	$4,420,076	$4,199,640
Net investment appreciation (depreciation) & income	44,335	248,727	190,931	(20,956)	213,979
Net client cash flows	(19,912)	(62,363)	(28,911)	34,454	6,457
Balance at end of period	$4,806,381	$4,781,958	$4,595,594	$4,433,574	$4,420,076

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.43%	4.52%	4.67%	4.58%	4.70%
Residential real estate loans, including mortgage loans held for sale	4.15%	4.09%	4.06%	4.14%	4.26%
Consumer loans	3.83%	3.77%	3.78%	3.81%	3.84%
Total loans	4.26%	4.28%	4.35%	4.34%	4.44%
Cash, federal funds sold and other short-term investments	0.23%	0.22%	0.21%	0.22%	0.21%
FHLBB stock	1.53%	0.37%	0.38%	0.42%	0.39%
Taxable debt securities	3.47%	3.40%	3.44%	3.52%	3.56%
Nontaxable debt securities	5.98%	5.88%	5.87%	5.94%	5.98%
Total securities	3.84%	3.78%	3.88%	3.97%	3.98%
Total interest-earning assets	4.08%	4.02%	4.12%	4.17%	4.24%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.36%	0.34%	0.31%	0.29%	0.29%
Savings accounts	0.06%	0.06%	0.06%	0.07%	0.07%
Time deposits	1.15%	1.19%	1.23%	1.25%	1.28%
FHLBB advances	3.37%	3.49%	3.25%	3.29%	3.21%
Junior subordinated debentures	4.31%	4.22%	4.22%	7.82%	4.79%
Other	7.03%	2.52%	4.50%	5.87%	1.77%
Total interest-bearing liabilities	0.93%	0.98%	1.01%	1.11%	1.11%

Interest rate spread (taxable equivalent basis)	3.15%	3.04%	3.11%	3.06%	3.13%
Net interest margin (taxable equivalent basis)	3.34%	3.24%	3.29%	3.26%	3.32%

	At March 31, 2014
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$39,487	$391	$—	$39,878
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	218,882	8,753	(89)	227,546
Obligations of states and political subdivisions	59,826	2,110	—	61,936
Individual name issuer trust preferred debt securities	30,724	—	(5,344)	25,380
Corporate bonds	6,124	144	(8)	6,260
Total securities available for sale	355,043	11,398	(5,441)	361,000
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	28,889	291	—	29,180
Total securities held to maturity	28,889	291	—	29,180
Total securities	$383,932	$11,689	($5,441)	$390,180

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Loans:
Commercial:	Mortgages	$788,836	$796,249	$727,375	$758,437	$729,968
	Construction & development	24,696	36,289	51,951	39,449	34,179
	Other	523,751	530,797	518,566	512,228	513,000
	Total commercial	1,337,283	1,363,335	1,297,892	1,310,114	1,277,147
Residential real estate:	Mortgages	784,623	749,163	711,427	728,158	702,418
	Homeowner construction	25,770	23,511	20,265	20,713	21,943
	Total residential real estate	810,393	772,674	731,692	748,871	724,361
Consumer:	Home equity lines	233,728	231,362	227,063	228,367	226,640
	Home equity loans	41,991	40,212	41,158	41,312	40,134
	Other	55,208	55,301	55,961	56,316	56,763
	Total consumer	330,927	326,875	324,182	325,995	323,537
	Total loans	$2,478,603	$2,462,884	$2,353,766	$2,384,980	$2,325,045

	At March 31, 2014
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$768,970	94.5%
New York, New Jersey	35,884	4.4%
New Hampshire	8,678	1.1%
Total commercial real estate loans (1)	$813,532	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At March 31, 2014
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$788,659	97.2%
New Hampshire	9,066	1.1%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	6,898	0.9%
Ohio	2,426	0.3%
Washington, Oregon	1,350	0.2%
Georgia	1,077	0.1%
New Mexico	466	0.1%
Other	451	0.1%
Total residential mortgages	$810,393	100.0%

	Period End Balances At
(Dollars in thousands)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Deposits:
Demand deposits	$445,570	$440,785	$420,075	$358,797	$375,156
NOW accounts	311,461	309,771	301,250	301,096	294,136
Money market accounts	704,434	666,646	623,631	540,012	503,414
Savings accounts	293,322	297,357	292,765	293,405	284,983
Time deposits	836,867	790,762	817,110	811,299	861,952
Total deposits	$2,591,654	$2,505,321	$2,454,831	$2,304,609	$2,319,641

Out-of-market brokered certificates of deposits included in time deposits	$171,275	$98,009	$106,231	$96,177	$103,045
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,420,379	$2,407,312	$2,348,600	$2,208,432	$2,216,596

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$2,293	$7,492	$8,956	$9,976	$14,953
Commercial construction and development	—	—	—	—	—
Other commercial	1,198	1,291	1,248	1,400	3,122
Residential real estate mortgages	8,975	8,315	8,095	7,526	6,699
Consumer	1,108	1,204	1,204	1,124	901
Total nonaccrual loans	13,574	18,302	19,503	20,026	25,675
Nonaccrual investment securities	—	547	425	397	404
Property acquired through foreclosure or repossession	750	932	594	1,230	2,625
Total nonperforming assets	$14,324	$19,781	$20,522	$21,653	$28,704

Total past due loans to total loans	0.73%	0.89%	1.02%	1.09%	1.13%
Nonperforming assets to total assets	0.45%	0.62%	0.66%	0.71%	0.94%
Nonaccrual loans to total loans	0.55%	0.74%	0.83%	0.84%	1.10%
Allowance for loan losses to nonaccrual loans	199.23%	152.37%	143.61%	139.24%	121.28%
Allowance for loan losses to total loans	1.09%	1.13%	1.19%	1.17%	1.34%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$22,796	$22,800	$23,892	$19,018	$9,600
Other commercial	989	1,265	1,576	2,602	6,554
Residential real estate mortgages	1,467	1,442	870	876	1,599
Consumer	233	236	239	242	244
Accruing troubled debt restructured loans	25,485	25,743	26,577	22,738	17,997
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	—
Other commercial	369	542	547	590	721
Residential real estate mortgages	447	—	—	144	155
Consumer	29	38	40	42	42
Nonaccrual troubled debt restructured loans	845	580	587	776	918
Total troubled debt restructured loans	$26,330	$26,323	$27,164	$23,514	$18,915

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$—	$—	$—	$—
Other commercial loans	3,351	276	2,648	505	689
Residential real estate mortgages	2,232	4,040	2,624	4,051	3,891
Consumer loans	1,365	1,322	1,013	1,588	1,534
Loans 30-59 days past due	$6,948	$5,638	$6,285	$6,144	$6,114

Loans 60-89 Days Past Due:
Commercial mortgages	$15	$—	$730	$536	$193
Other commercial loans	127	302	8	34	341
Residential real estate mortgages	1,265	1,285	1,960	1,697	1,451
Consumer loans	658	166	328	689	461
Loans 60-89 days past due	$2,065	$1,753	$3,026	$2,956	$2,446

Loans 90 Days or more Past Due:
Commercial mortgages	$2,238	$7,492	$8,226	$8,895	$9,852
Other commercial loans	428	731	929	3,428	2,961
Residential real estate mortgages	5,634	5,633	4,843	4,266	4,327
Consumer loans	701	656	693	415	484
Loans 90 days or more past due	$9,001	$14,512	$14,691	$17,004	$17,624

Total Past Due Loans:
Commercial mortgages	$2,253	$7,492	$8,956	$9,431	$10,045
Other commercial loans	3,906	1,309	3,585	3,967	3,991
Residential real estate mortgages	9,131	10,958	9,427	10,014	9,669
Consumer loans	2,724	2,144	2,034	2,692	2,479
Total past due loans	$18,014	$21,903	$24,002	$26,104	$26,184

Accruing loans 90 days or more past due	$—	$—	$—	$2,431	$—
Nonaccrual loans included in past due loans	$11,487	$15,591	$17,275	$17,208	$19,000

	For the Quarters Ended
(Dollars in thousands)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Allowance for Loan Losses:
Balance at beginning of period	$27,886	$28,008	$27,884	$31,139	$30,873
Provision charged to earnings	300	400	700	700	600
Charge-offs	(1,223)	(703)	(770)	(4,175)	(374)
Recoveries	80	181	194	220	40
Balance at end of period	$27,043	$27,886	$28,008	$27,884	$31,139

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$939	$309	$602	$3,814	$108
Other commercial	170	73	(2)	63	71
Residential real estate mortgages	7	80	—	36	9
Consumer	27	60	(24)	42	146
Total	$1,143	$522	$576	$3,955	$334

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,336,798	$14,601	4.43%	$1,310,584	$14,944	4.52%	$1,243,716	$14,421	4.70%
Residential real estate loans, including mortgage loans held for sale	802,412	8,208	4.15%	771,272	7,947	4.09%	755,528	7,937	4.26%
Consumer loans	327,793	3,097	3.83%	323,778	3,078	3.77%	322,668	3,053	3.84%
Total loans	2,467,003	25,906	4.26%	2,405,634	25,969	4.28%	2,321,912	25,411	4.44%
Cash, federal funds sold and short-term investments	62,246	35	0.23%	104,718	59	0.22%	53,734	28	0.21%
FHLBB stock	37,730	142	1.53%	37,730	35	0.37%	39,790	38	0.39%
Taxable debt securities	344,009	2,942	3.47%	350,821	3,005	3.40%	323,730	2,845	3.56%
Nontaxable debt securities	59,958	884	5.98%	63,524	941	5.88%	68,064	1,004	5.98%
Total securities	403,967	3,826	3.84%	414,345	3,946	3.78%	391,794	3,849	3.98%
Total interest-earning assets	2,970,946	29,909	4.08%	2,962,427	30,009	4.02%	2,807,230	29,326	4.24%
Noninterest-earning assets	203,335			200,615			210,338
Total assets	$3,174,281			$3,163,042			$3,017,568
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$10,767	$—	—%	$10,877	$—	—%	$—	$—	—%
NOW accounts	304,201	47	0.06%	300,113	48	0.06%	283,004	45	0.06%
Money market accounts	685,142	609	0.36%	653,731	560	0.34%	495,453	351	0.29%
Savings accounts	292,809	45	0.06%	293,434	47	0.06%	279,536	46	0.07%
Time deposits	797,458	2,268	1.15%	802,979	2,411	1.19%	869,576	2,752	1.28%
FHLBB advances	269,989	2,241	3.37%	288,212	2,534	3.49%	345,270	2,738	3.22%
Junior subordinated debentures	22,681	241	4.31%	22,681	241	4.22%	32,991	390	4.79%
Other	173	3	7.03%	629	4	2.52%	1,146	4	1.42%
Total interest-bearing liabilities	2,383,220	5,454	0.93%	2,372,656	5,845	0.98%	2,306,976	6,326	1.11%
Demand deposits	422,975			425,316			360,851
Other liabilities	33,057			38,204			50,305
Shareholders' equity	335,029			326,866			299,436
Total liabilities and shareholders' equity	$3,174,281			$3,163,042			$3,017,568
Net interest income (FTE)		$24,455			$24,164			$23,000
Interest rate spread			3.15%			3.04%			3.13%
Net interest margin			3.34%			3.24%			3.32%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Mar 31, 2013
Commercial loans	$317	$320	$188
Nontaxable debt securities	302	323	345
Total	$619	$643	$533

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$335,858	$329,646	$323,585	$303,370	$301,291
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,329	5,493	5,657	5,827	6,000
Total tangible shareholders' equity at end of period	$272,415	$266,039	$259,814	$239,429	$237,177

Shares outstanding at end of period	16,635	16,614	16,589	16,487	16,425

Book value per share - GAAP	$20.19	$19.84	$19.51	$18.40	$18.34
Tangible book value per share - Non-GAAP	$16.38	$16.01	$15.66	$14.52	$14.44

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$272,415	$266,039	$259,814	$239,429	$237,177

Total assets at end of period	$3,194,146	$3,188,867	$3,131,958	$3,061,307	$3,051,848
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,329	5,493	5,657	5,827	6,000
Total tangible assets at end of period	$3,130,703	$3,125,260	$3,068,187	$2,997,366	$2,987,734

Equity to assets - GAAP	10.51%	10.34%	10.33%	9.91%	9.87%
Tangible equity to tangible assets - Non-GAAP	8.70%	8.51%	8.47%	7.99%	7.94%

Calculation of Return on Average Tangible Assets:
Net income	$9,298	$9,789	$9,960	$8,983	$7,421

Total average assets	$3,174,281	$3,163,042	$3,098,228	$3,034,956	$3,017,583
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,410	5,573	5,739	5,912	6,085
Total average tangible assets	$3,110,757	$3,099,355	$3,034,375	$2,970,930	$2,953,384

Return on average assets - GAAP	1.17%	1.24%	1.29%	1.18%	0.98%
Return on average tangible assets - Non-GAAP	1.20%	1.26%	1.31%	1.21%	1.01%

Calculation of Return on Average Tangible Equity:
Net income	$9,298	$9,789	$9,960	$8,983	$7,421

Total average shareholders' equity	$335,029	$326,866	$310,785	$303,402	$299,436
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,410	5,573	5,739	5,912	6,085
Total average tangible shareholders' equity	$271,505	$263,179	$246,932	$239,376	$235,237

Return on average shareholders' equity - GAAP	11.10%	11.98%	12.82%	11.84%	9.91%
Return on average tangible shareholders' equity - Non-GAAP	13.70%	14.80%	16.13%	15.01%	12.62%